EXHIBIT 4.1
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                                  AMENDMENT TO
                                WARRANT AGREEMENT

         THIS AMENDMENT TO WARRANT AGREEMENT (this "Amendment") to the Warrant Agreement dated December 21, 2001 (the "Agreement") by and between Arkona, Inc., a Delaware corporation (the "Company"), and Paul Henriod, an individual ("Mr. Henriod") is made as of December 20, 2006. Capitalized terms used but not defined herein have the meaning set forth in the Agreement. In consideration of the mutual promises and covenants set forth herein and in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1. Amendment to Term. The Termination Date calculable pursuant to Section 1 of the Agreement (as being 60 months after the Effective Date, or December 21,
2006) is hereby amended to be the earlier to occur of (a) the date 60 days following the date Mr. Henroid ceases to be a director of the Company, and (b) December 21, 2007.

2. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


         IN WITNESS WHEREOF, this Amendment is hereby executed as of the date first above written.



                                ARKONA, INC.
                                a Delaware corporation

                                By: /s/
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                                Name:
                                      ------------------------------------------

                                Title:
                                       -----------------------------------------


/s/ PAUL HENRIOD
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Paul Henriod, an individual